UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2005

NNN 2002 VALUE FUND, LLC

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-51098 (Commission File Number)	75-3060438 (IRS Employer Identification No.)

1551 N. Tustin Avenue
Suite 200
Santa Ana, California 92705
(Address of principal executive offices) (Zip Code)

(877) 888-7348
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99

Item 8.01 Other Events
On August 5, 2005, NNN 2002 Value Fund, LLC (the “Company”) mailed a special proxy statement (the “Special Proxy”) to its unit holders to solicit their approval for a plan of liquidation of the Company. The Special Proxy, which was filed with the Securities and Exchange Commission (the “SEC”) on August 4, 2005, provides that the Company may sell one or more of its properties to an affiliate, but only if Robert A. Stanger & Co., Inc. (“Stanger”) opines as to the fairness from a financial point of view of the proposed transaction to the Company, or the Company conducts an appraisal (the “Appraisal”) of the underlying property and the proposed sale price is within the range of values provided by the Appraisal.
In July 2005, the Company engaged Stanger to conduct an appraisal of the Netp@rk.Tampabay Office and Technology Center property located in Tampa, Florida (“Netpark”) and to issue an opinion as to the fairness of the transaction to the Company (the “Fairness Opinion”) in anticipation of a potential sale of the Company’s 50% tenant-in-common (“TIC”) ownership interest in the Netpark property to an affiliated party for a purchase price of $33,000,000 (the “Netpark Consideration”). On July 22, 2005, the Company received the Appraisal from Stanger which valued the entire Netpark property at $66,000,000. On August 15, 2005, the Company received a Fairness Opinion from Stanger that the Netpark Consideration to be received by the Company from the sale of its interest in Netpark is fair to the Company from a financial point of view.
Pursuant to the terms of a private placement memorandum dated August 16, 2005 (the “Private Placement Memorandum”), NNN Netpark II, LLC (the “Netpark II”), an affiliate of the Company, is offering units to investors to purchase the Company’s 50% TIC interest in Netpark. The Company is affiliated with Netpark II because Triple Net Properties, LLC (our “Manager”) will also be the manager for the Netpark II entities.
In accordance with the Private Placement Memorandum, Netpark II will purchase the Company’s interest for $33,500,000. A disposition fee will be paid to Triple Net Properties Realty, Inc. (“Realty”), an affiliate of our Manager, upon the sale of the property in the amount of $500,000, or 1.5% of the sales price, of which 75% will be passed through to our Manager pursuant to an agreement between our Manager and Realty. We expect the Company’s net proceeds from the sale to be approximately $7,700,000 after closing costs. The sale, which is subject to customary closing conditions, is expected to close in September or October of 2005.
The full text of the Fairness Opinion from Stanger is attached as Exhibit 99 to this report and is incorporated by reference into this Item 8.01.
Unit holders may obtain a free copy of the Special Proxy filing on Schedule 14A from the SEC website at www.sec.gov or by directing a request to: NNN 2002 Value Fund, LLC, 1551 N. Tustin Avenue, Suite 200, Santa Ana, CA 92705. The identity of persons who, under SEC rules, may be considered “participants in the solicitation” in connection with the proposed plan of liquidation, is available in the Special Proxy.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Number	Description
99	Robert A. Stanger & Co., Inc. Fairness Opinion dated August 15, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN 2002 VALUE FUND, LLC

Date: August 26, 2005	By: TRIPLE NET PROPERTIES, LLC, its Manager

By: /S/ ANTHONY W. THOMPSON

Name: Anthony W. Thompson
Title: Chief Executive Officer